EXHIBIT 23.1


          INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in Registration Statement Nos. 33-23232, 33-34384, 33-43910,
          33-50040, and 333-18661 on Form S-3 and in Registration Statement Nos. 2-90684, 2-94306, 33-0840, 33-17698, 33-
          25628,  33-36851,  33-41720,  33-56302, 33-73194,  33-57735,
          333-01941, and 333-22827 on Form S-8 of our report dated November 13, 1997 (February 25, 1998 as to Note 12), appearing in this Current Report on Form 8-K of Ballard Medical Products for the years ended September 30, 1997, 1996, and 1995.

          Deloitte & Touche LLP
          Salt Lake City, Utah
          July 10, 1998